EXHIBIT (10.29)






             License Agreement - Sears, Roebuck and Co.
                           (Off-Mall)

                          SEARS, ROEBUCK AND CO.

                            LICENSE AGREEMENT
                                (OFF MALL)












                             CONSUMER PROGRAMS INCORPORATED

                             SEARS PORTRAIT STUDIOS


                             JANUARY 1, 1999

(PAGE NUMBERS REFER TO PAPER DOCUMENT)

                                TABLE OF CONTENT
I.    GRANT OF LICENSE ....................................  4
      1.1  License for Off-Premises Operations ............  4
      1.2  Scope of License/Restrictions ..................  4
      1.3  No Representations .............................  4
II.   USE OF SEARS MARKS ..................................  5
      2.1  License to Use Sears Marks .....................  5
      2.2  Communications with Third Parties ..............  5
      2.3  No Challenge to Marks ..........................  5
      2.4  No Rights to Marks .............................  5
      2.5  Registration of Marks ..........................  5
      2.6  Injunctive Relief ..............................  6
      2.7  Infringing Use .................................  6
      2.8  Limitations ....................................  6
      2.9  Survival .......................................  6
III.  TERM ................................................  7
IV.   FEES ................................................  7
      4.1  Amount .........................................  7
      4.2  Net Sales ......................................  7
      4.3  Gross Sales ....................................  7
V.    OPERATIONAL OBLIGATIONS OF LICENSEE .................  7
      5.1  Performance Standards ..........................  7
      5.2  Business Conduct ...............................  7
      5.3  Customer Adjustment ............................  8
      5.4  Employee Standards .............................  8
      5.5  Licensee's Employees ...........................  8
      5.6  Employee Compensation ..........................  8
      5.7  Compliance with Law ............................  8
      5.8  Payment of Obligations .........................  9
      5.9  Year 2000 Compliance ...........................  9
      5.10 No Sears Obligations ...........................  9
VI.   DESIGNATED LOCATIONS ................................  9
      6.1  Condition of Designated Locations ..............  9
      6.2  Telephone ......................................  9
      6.3  Yellow/White Page Listings ..................... 10
VII.  ADVERTISING ......................................... 10
      7.1  Advertising .................................... 10
      7.2  Publicity ...................................... 10
      7.3  Forms .......................................... 10
VIII. LICENSED BUSINESS EQUIPMENT ......................... 11
      8.1  Licensee's Equipment ........................... 11
      8.2  Licensee's Point of Sale System ................ 11
IX.   TRANSACTIONS AND SETTLEMENT ......................... 11
      9.1  Checks ......................................... 11
      9.2  Credit Sales ................................... 11
      9.3  Settlement ..................................... 12

                       TABLE OF CONTENT (continued)
      9.4  Reports ........................................ 12
      9.5  Audit Rights ................................... 13
      9.6  Underreporting ................................. 13
      9.7  Rights of Recoupment and Setoff ................ 14
X.    CUSTOMER INFORMATION; CONFIDENTIALITY ............... 14
      10.1 Customer Information ........................... 14
      10.2 Confidential Information ....................... 14
XI.   RELATIONSHIP OF PARTIES ............................. 15
XII.  DEFENSE AND INDEMNITY ............................... 15
      12.1 Defense ........................................ 15
      12.2 Indemnity ...................................... 16
XIII. INSURANCE ........................................... 16
      13.1 Types of Insurance ............................. 16
      13.2 No Cancellation Without Notice ................. 17
      13.3 Certificates ................................... 17
      13.4 Expiration/Non-Renewal ......................... 17
XIV.  TERMINATION ......................................... 18
      14.1 Mutual Right of Termination .................... 18
      14.2 Termination of License by Sears With Notice .... 18
      14.3 Termination of License by Sears Without
             Further Notice ............................... 18
      14.4 Survivability .................................. 19
XV.   ASSIGNMENT AND SUBLICENSING ......................... 19
      15.1 Assignment by Licensee ......................... 19
      15.2 Assignment by Sears ............................ 19
      15.3 Binding Nature ................................. 19
XVI.  MISCELLANEOUS ....................................... 19
      16.1 Cumulative Remedies ............................ 19
      16.2 Severability ................................... 20
      16.3 Governing Law .................................. 20
      16.4 Entire Agreement ............................... 20
      16.5 Headings ....................................... 20
      16.6 Notices ........................................ 20
        EXHIBIT A ......................................... 23
        EXHIBIT B ......................................... 26
        EXHIBIT C ......................................... 27


                          LICENSE AGREEMENT
                             (OFF MALL)

THIS LICENSE AGREEMENT (hereinafter referred to as "Agreement") is entered into as of the 1st day of January, 1999, by SEARS, ROEBUCK AND CO., a New York corporation ("Sears") and CONSUMER PROGRAMS INCORPORATED, a Missouri corporation, ("Licensee").

      Sears and Licensee hereby agree as follows:

I.    GRANT OF LICENSE

      1.1   License for Off-Premises Operations.

            Sears hereby grants Licensee the non-exclusive privilege of conducting and operating, and Licensee shall conduct and operate, pursuant to the terms, provisions and conditions contained in this Agreement, a licensed business offering the goods and services listed on Exhibit B ("Licensed Business"), only at the locations described in Exhibit A or in Location Riders attached ("Designated Locations(s)").

      1.2   Scope of License/Restrictions.

            Licensee shall use the Designated Locations only for the purposes authorized in this Agreement, and shall offer for sale only those services and merchandise listed on Exhibit B attached hereto. Any changes, additions or deletions of services or merchandise require the prior written approval of Sears designated Licensing Manager ("Licensing Manager").

      1.3   No Representations.

            Sears makes no promises or representations whatsoever as to the potential amount of business Licensee can expect at any time during operation of the Licensed Business. Licensee is solely responsible for any expenses it incurs related to this Agreement, including, but not limited to, any increase in the number of Licensee's employees or any expenditures for the Designated Locations or for additional facilities or equipment.

II.   USE OF SEARS MARKS

      2.1   License to Use Sears Marks.

            Licensee shall operate the Licensed Business under the name SEARS PORTRAIT STUDIO. Licensee shall use the name of Sears only in connection with the operation of the Licensed Business and only in a manner described herein or upon prior written approval by Sears Licensing Manager. Licensee may use the name Sears when communicating with customers or potential customers of the Licensed Business, or to identify the location of the Licensed Business and in approved advertising.

      2.2   Communications with Third Parties.

            Except in the case of communication permitted by
Section 2.1, or as otherwise specifically approved by Sears, Licensee shall not use the name of Sears, or any Sears trademarks, service marks or trade names (the "Mark(s)"), either orally or in writing, including, but not limited to, use on any letterhead, checks, business cards, or contracts. All communications with persons or entities other than customers or potential customers of the Licensed Business shall be done solely in Licensee's own name.

     2.3    No Challenge to Marks.

            Licensee shall not question, contest or challenge, either during or after the Term of this Agreement, Sears ownership of the Marks, or Sears ownership in any mailing lists, credit files or other factual information compiled by Sears and made available for use by Licensee ("Sears Information"). Licensee shall claim no right, title or interest in any Mark or Sears Information, except the right to use the same pursuant to the terms and conditions of this Agreement, and shall not register or attempt to register any Mark.

     2.4    No Rights to Marks.

            Licensee recognizes and acknowledges that the use of any Mark or Sears Information shall not confer upon Licensee any proprietary rights to any Mark or Sears Information. Upon expiration or termination of this Agreement, Licensee shall immediately stop using all Marks and Sears Information, and shall execute all documents Sears requests in order to confirm Sears ownership, or to transfer to Sears any rights Licensee may have acquired from Sears, in any Mark or Sears Information. Nothing in this Agreement shall be construed to bar Sears, during or after the Term of this Agreement, from protecting its right to the exclusive ownership of Sears Information or Marks against infringement or appropriation by any party or parties, including Licensee.

     2.5    Registration of Marks.

            Sears may register in its own name any and all of the trademarks, service marks or trade names used in operation of the Licensed Business, except for such trademarks, service marks or trade names which are owned or licensed by Licensee prior to execution of this Agreement, and Licensee's use of such names and marks shall inure to the benefit of Sears for such purposes as well as for all other purposes and such marks shall be included in the term "Marks". Licensee shall cooperate in any such registration or application for registration by Sears. No name or mark registered in the name of Licensee or any of Licensee's affiliates and used in conjunction with the Licensed Business shall be used for any other purpose without the written consent of Sears.

      2.6   Injunctive Relief.

            Licensee acknowledges that the Marks and Sears Information possess a special, unique and extraordinary character, which makes it difficult to assess the monetary damage Sears would sustain in the event of unauthorized use. Irreparable injury would be caused to Sears by such unauthorized use, and Licensee agrees that in the event of breach of this Section II by Licensee there would be no adequate remedy at law and preliminary or permanent injunctive relief would be appropriate.

      2.7   Infringing Use.

            If Licensee learns of any manufacture or sale by any third party of products and/or services similar to those offered by Licensee that would be confusingly similar in the minds of the public to those sold by Licensee and which bear or are promoted in association with the Marks or any names, symbols, emblems, designs or colors which would be confusingly similar in the minds of the public to the Marks, Licensee shall promptly notify Sears. Sears may, at its sole expense, take such action as it determines, in its sole discretion, is appropriate. Licensee shall cooperate and assist in such protest or legal action at Sears expense. If demanded by Sears, Licensee shall join in such protest or legal action at Sears expense. Licensee shall not undertake any protest or legal action on its own behalf without first securing Sears written permission to do so. If Sears permits Licensee to undertake such protest or legal action, such protest or legal action shall be at Licensee's sole expense. Sears shall cooperate and assist Licensee at Licensee's expense. For the purposes of this section, expenses shall include reasonable attorneys' fees. All recovery in the form of legal damages or settlement shall belong to the party bearing the expense of such protest or legal action.

     2.8    Limitations.

            Licensee shall not file suit using Sears name.
Licensee shall not use the services
of a collection agency or undertake any legal proceeding against any customer without the prior written approval of Sears Licensing Manager.

     2.9    Survival.

            The provisions of this Section II shall survive the expiration or termination of this Agreement.









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


III.  TERM

            The term of this Agreement ("Term") shall be for a five (5) year period beginning on January 1, 1999, and ending at the close of business on December 31, 2003, unless sooner terminated under any of the provisions of this Agreement.

IV.   FEES

      4.1   Amount.

            Licensee shall pay Sears a commission ("Sears
Commission") which is set forth on Exhibit C attached hereto.

      4.2   Net Sales

            "Net Sales" means Gross Sales from operation of the Licensed Business, less sales taxes, returns and allowances.

      4.3   Gross Sales.

            "Gross Sales" means all of Licensee's direct or indirect sales of services and merchandise from the Licensed Business, including, but not limited to, sales arising out of referrals, contacts, or recommendations obtained through the operation of the Licensed Business.

V.    OPERATIONAL OBLIGATIONS OF LICENSEE

      5.1   Performance Standards.

            Licensee shall provide Sears with copies of its written procedures and policies establishing minimum standards of quality, performance and customer service, which shall be subject to Sears approval, and Licensee shall abide by such standards at all times. Licensee shall immediately advise Sears of any changes in its standards. Licensee shall operate the Licensed Business in a courteous and efficient manner and shall present a neat, business like appearance at the Designated Locations, including adherence by Licensees' employees to a reasonable dress code.

      5.2   Business Conduct.

            Licensee shall operate the Licensed Business in an honest and ethical manner at all times.

     5.3    Customer Adjustment.

            All of the work and services performed by Licensee in connection with the Licensed Business shall be of a high standard of workmanship, and all of the merchandise sold in the Licensed Business shall be of high quality. Licensee shall at all times maintain a general policy of "Satisfaction Guaranteed" to customers and shall adjust all complaints of and controversies with customers arising out of the operation of the Licensed Business. In any case in which an adjustment is unsatisfactory to the customer, Sears shall have the right, at Licensee's expense, to make such further adjustment as Sears deems necessary under the circumstances, and any adjustment made by Sears shall be conclusive and binding upon Licensee. Sears may deduct the amounts of any such adjustments from the sales receipts held by Sears as described in Section 9.3. Licensee shall maintain files pertaining to customer complaints and their adjustment and make such files available to Sears.

      5.4   Employee Standards.

            The Licensed Business shall be operated solely by Licensee's employees, and not by independent contractors, sub-contractors, sub-licensees or by any other such arrangement.

      5.5   Licensee's Employees.

            Licensee has no authority to employ persons on behalf of Sears and no employees of Licensee shall be deemed to be employees or agents of Sears. Licensee has sole and exclusive control over its labor and employee relations policies, and its policies relating to wages, hours, working conditions, or conditions of its employees. Licensee has the sole and exclusive right to hire, transfer, suspend, lay off, recall, promote, assign, discipline, adjust grievances and discharge its employees.

      5.6   Employee Compensation.

            Licensee is solely responsible for paying, all salaries and other compensations of its employees and Licensee shall make all necessary salary deductions and withholdings from its employees' compensation. Licensee is solely responsible for paying any and all contributions, taxes and assessments and all other requirements of the Federal Social Security, Federal and state unemployment compensation and Federal, state and local withholding of income tax laws on all salary and other compensation of its employees.

     5.7    Compliance with Law.

            Licensee shall, at its expense, obtain all permits and licenses which may be required under any applicable Federal, state, or local law, ordinance, rule or regulation by virtue of any act performed in connection with the operation of the Licensed Business. Licensee shall comply fully with all applicable Federal, state and local laws, ordinances, rules and regulations, including, but not limited to, all rules and regulations of the Federal Trade Commission. In addition, Licensee represents and warrants that Licensee and all subcontractors and agents involved in the production or delivery of the merchandise to be sold in connection with the Licensed Business shall strictly adhere to all applicable laws, regulations, and prohibitions of the United States and all country(ies) in which such merchandise is produced or delivered with respect to the operation of their production facilities and their other businesses and labor practices, including without limitation, laws, regulations and prohibitions governing the working conditions, wages and minimum age of the work force. Licensee further represents and warrants that such merchandise shall not be produced or manufactured, in whole or in part, by convict or forced labor.

      5.8   Payment of Obligations.

            Licensee shall, at its expense, pay and discharge all license fees, business, use, sales, gross receipts, income, property or other applicable taxes or assessments which may be charged or levied by reason of any act performed in connection with the operation of the Licensed Business, excluding, however, all taxes and assessments applicable to Sears income from Sears Commission or applicable to Sears property.

      5.9   Year 2000 Compliance.

            Licensee represents and warrants that its point of sale system utilizes and includes four digit year elements (e.g. 1999, 2000, etc.) and that the use, entry or creation of dates before, on or after January 1, 2000 will neither cause failure nor produce incorrect results in the transmission of data to Sears settlement system, nor cause interruption to or disruption of the Licensed Business.

      5.10  No Sears Obligations.

            Licensee shall not make purchases or incur any obligation or expense of any kind in the name of Sears. Prior to any purchases involving the Licensed Business, Licensee shall inform its vendors that Sears in not responsible for any obligations incurred by Licensee.

VI.   DESIGNATED LOCATIONS

      6.1   Condition of Designated Locations.

            Licensee shall, at its expense, keep the Designated
Locations in a thoroughly clean and neat condition and shall maintain Licensee's Equipment in good order and repair.

      6.2   Telephone.

            All telephone numbers used in connection with the Licensed Business shall be separate from phone numbers used by Licensee in its other business operations and such numbers shall be deemed to be the property of Sears. Upon expiration or termination of this Agreement, Licensee shall immediately cease to use such numbers and shall transfer such numbers to Sears or to any party Sears designates, and Licensee shall immediately notify the Telephone Company of any such transfer.

      6.3   Yellow/White Page Listings.

            All white and yellow page telephone listings for the Licensed Business shall be approved by Sears prior to placement; provided, however, approval is not required for listings consisting only of the Licensed Business name and address as authorized in Section 2.1.

VII.  ADVERTISING

      7.1   Advertising.

            Licensee shall advertise and actively promote the Licensed Business. Licensee shall at all times adhere to Sears Licensed Business Marketing Manual as provided to Licensee and updated from time to time ("Marketing Manual"). Prior to use in connection with the Licensed Business, Licensee shall submit to Sears Marketing Manager, Licensed Businesses, or his designee any and all of the following materials containing, using or referring to the Sears Marks:, (a) all signs and advertising copy (including, but not limited to, sales brochures, telemarketing scripts, newspaper advertisements, radio and television commercials), and (b) all sales promotional plans and devices containing the Sears Marks. Licensee shall not use any such advertising material or sales promotional plan or device containing the Sears Marks without the prior written approval of Sears Marketing Manager.
Sears has the right, in its sole discretion, to disapprove or require modification of any or all such advertising forms and other materials. Licensee shall not engage in any Internet advertising without the prior written consent of Sears Marketing Manager. Sears shall have the right to audit Licensee's advertising materials and practices to determine Licensee's compliance with this Agreement, including but not limited to compliance with all laws.

      7.2   Publicity.

            Licensee shall not issue any publicity or press release regarding its contractual relations with Sears or regarding the Licensed Business, and shall refrain from making any reference to this Agreement or to Sears in any prospectus, annual report or other filing required by Federal or state law, or in the solicitation of business, without obtaining Sears prior written approval of such action from Sears Licensing Manager and Sears Public Relations Manager. Licensee shall at all times adhere to Sears written policies regarding interaction with the media as contained in the Marketing Manual.

    7.3    Forms.

           Prior to use in connection with the Licensed
Business, Licensee shall submit all customer contract forms, guarantee certificates and other forms and materials to Sears
Licensing Manager for approval.









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


VIII. LICENSED BUSINESS EQUIPMENT

      8.1   Licensee's Equipment.

            Entirely at its own expense, Licensee shall install furniture, fixtures and equipment as necessary for the efficient operation of the Licensed Business ("Licensee's
Equipment").

      8.2   Licensee's Point of Sale System.

            At its own expense, Licensee shall furnish a point of sale system and peripheral devices, including, but not limited to printers, bar-code scanning devices, and electronic signature capture devices ("Licensee's POS"), and Licensee shall be responsible for all installation charges, phone line charges and data line charges for such system. Licensee's
POS shall have the capability of processing Sears Card and any other credit cards Sears may accept from time to time. Licensee's POS shall have the capability of transmitting sales data to the Sears off-premise settlement system, as described in section 9.3.

IX.   TRANSACTIONS AND SETTLEMENT

      9.1   Checks.

            All checks or money orders which Licensee accepts from customers shall be made payable to Sears, Sears, Roebuck and Co. or Sears Portrait Studio. Any and all losses which may be sustained by reason of nonpayment of any checks upon presentment shall be borne by Licensee, and Sears shall have no liability with respect to such checks. Licensee may establish a bank account in the name Consumer Programs Incorporated d/b/a Sears Portrait Studio or CPI Images LLC d/b/a Sears Portrait Studio, solely for clearing customer checks. In no event shall Licensee have or obtain check blanks in such name.

      9.2   Credit Sales.

            With the approval of the Credit Central designated by Sears, sales may be made by Licensee on such of Sears regularly established credit plans as may be first approved by such Credit Central. The approval of such Credit Central is required for each individual credit sale, and approval shall be granted in the sole discretion of the Credit Central. No part of the finance charge which may be earned by Sears in connection with any credit sale shall be payable to or credited in any way to Licensee. All losses sustained by Sears as a result of non-payment of a Sears credit account shall be borne by Sears, provided that Licensee has complied with Sears credit policies and procedures. Except for non-payment of a Sears credit account, Sears shall have no liability whatsoever to Licensee for Sears failure to properly accept or reject a customer's charge. Licensee shall accept Sears Card
Bonus Club Bonus Certificates. Sears shall reimburse Licensee for such bonus certificates provided Licensee has followed prescribed procedures.

Licensee agrees to accept third party credit cards as designated by Sears from time to time, and Licensee is responsible for the payment of any applicable discount fee or merchant's fee for such third party credit cards. Licensee may not distribute or solicit any customer applications for any third party credit cards in the Licensed Business.

Licensee shall comply with all provisions of Federal and state laws governing credit sales, and their solicitation, including but not limited to provisions dealing with disclosures to customers and finance charges. Licensee shall not modify, in any way, the terms and conditions of Sears credit plans.

      9.3   Settlement.

            Licensee will submit the total dollar amount of transactions, including sales taxes, through the Sears settlement system. Sears Credit Card and third party credit card transactions will be entered into the Sears settlement system as they occur. Cash transactions may be entered once daily as a single cash transaction.

A settlement between the parties shall be made at the end of each Sears fiscal month for all transactions of Licensee during such period, in accordance with Sears customary accounting procedures. Such settlement will be done through the Sears Accounting Center designated by Sears. Sears will advance Licensee ninety-two and one-half percent (92 1/2%) of Net Sales weekly. Such advances shall be deducted and reconciled in the next regular settlement. All settlements and advances shall be made by electronic funds transfer
(EFT) to a bank account designated by Licensee. Sears will pay the transaction fees for any processing service with whom Sears has an agreement to provide access for the Sears off-premise settlement system to the appropriate Sears credit system.

Licensee shall reimburse Sears at each settlement for all invoiced expenses, including any advertising expense, incurred by Sears at Licensee's request, outstanding at the time of such settlement. If Sears is not reimbursed at such settlement, then Sears shall have the right, but not the obligation, to retain out of Licensee's sales receipts the amount of such expenses with interest, if any, due Sears.

     9.4   Reports.

           If requested by Sears, Licensee shall provide to Sears reports of sales and income and Sears commissions paid in the manner and form prescribed by Sears, together with any other information Sears may require for its records or auditing purposes. If requested by Sears, Licensee shall promptly submit its financial report to Sears after the close of Licensee's fiscal year. Such report shall be certified by an accountant or by an officer of Licensee in the event that no audit is performed. Such report shall include, but shall not be limited to, Licensee's profit and loss statement for such fiscal year and balance sheet at the end of such fiscal year, and shall be prepared in accordance with generally accepted accounting principles. If Licensee is a publicly held corporation, this requirement may be fulfilled by submission of Licensee's Annual Report on Form 10-K. Sears shall not disclose any such information that is not available to the public to any third parties without Licensee's prior consent.

      9.5   Audit Rights.

            Licensee shall keep and maintain books and records that accurately reflect the sales made by Licensee under this Agreement and the expenses that Licensee incurs in performing under this Agreement. Sears shall have the right at any reasonable time to review and audit the books and records of Licensee regarding this Agreement. Such books and records shall be kept and maintained according to generally accepted accounting principles.

      9.6   Underreporting.

            If an audit reveals that sales were under-reported at any Licensed Business location being audited, by more than five percent (5%) of the total sales which were actually reported by such location, then the cost of such audit shall be charged to such Licensed Business location. If a sampling of Licensee's records at a Licensed Business location, using standard audit practices, reveals that sales have been under-reported by more than five percent (5%) of the total sales which were actually reported by such Licensed Business location, then such Licensed Business location shall at its option, (a) pay Sears for all under-reported sales for each year audited by annualizing the rate by which sales were under-reported in the audit sample plus an administrative fee which shall be calculated by multiplying the annualized under-reported commissions by the percent of under-reported sales; or (b) pay the actual amount of any under-reported sales based on a complete audit of the books and records (at Licensee's expense) relating to such Licensed Business location, including a comprehensive audit of all such books and records for the then-current year and if Sears so elects, a comprehensive audit (at Licensee's expense) of prior years plus an administrative fee which shall be calculated by multiplying the audited annual under-reported commission by the percent of under-reported sales. Each audited location shall be subject to another audit (at Licensee's expense) one (1) year after the initial audit. If this audit reveals that sales were again under-reported by more than five percent (5%), Licensee shall pay Sears for these sales as per the above except that, due to the increased expenses incurred by Sears in continued monitoring of the Licensed Business, the administrative fee shall be doubled.

All under-reported sales equal to or less than five percent
(5%) of total sales actually reported by such Licensed Business location, shall be reimbursed to Sears, as appropriate, based on the actual amounts of such under-reports.

Sears, at its sole option, may also charge interest on all under-reported sales at the rate of prime (as published in the Wall Street Journal as of the date of the completion of the audit) plus one percent (1%). Licensee, at its expense, shall develop and implement a program to conduct internal audits of the Licensed Business to verify accuracy of sales and commissions.

      9.7   Rights of Recoupment and Setoff.

            Sears shall have the right to reduce, withhold or set-off against any payment due Licensee hereunder any liability or obligation which Licensee may have to Sears. Any Licensee liabilities or obligations which remain outstanding after any exercise of Sears right of set-off shall be paid by Licensee promptly upon demand by Sears. Sears rights under this Section are cumulative, shall be in addition to all other rights, remedies available at law or in equity, and shall survive the expiration or termination of this Agreement.

X.    CUSTOMER INFORMATION; CONFIDENTIALITY

      10.1  Customer Information.

            The Sears Information and any customer list developed by Licensee, its employees or agents from the operation of, or from records generated as a result of the operation of the Licensed Business (collectively, the "Customer Information"), are deemed exclusively owned by Sears. Licensee shall not use, permit use, disclose or permit disclosure of such Customer Information for any purpose except the performance of this Agreement. Licensee shall at all times maintain any such Customer Information, including lists, physically separate and distinct from any customer information Licensee may maintain that is unrelated to the Licensed Business. Licensee shall not reproduce, release or in any way make available or furnish, either directly or indirectly, to any person, firm, corporation, association or organization at any time, any such Customer Information which will or may be used to solicit sales or business from such customers, including but not limited to the type of sales or business covered by this License Agreement. Upon written request by Sears during the Term and on expiration or termination of this Agreement for any reason, Licensee shall immediately deliver all copies of lists of customers and copies of all other such Customer Information to Sears; and Licensee, its officers, employees, successors and assigns, shall not use any such Customer Information to solicit any of such customers.
Licensee shall protect all such Customer Information from destruction, loss or theft during the term of this Agreement, and until all copies of customer lists and copies of all other Customer Information are turned over to Sears. Licensee acknowledges that there is no adequate remedy at law for violation by Licensee of this Section X and, in case of breach of this Section X, preliminary or permanent injunctive relief would be appropriate.

     10.2  Confidential Information.

           Information furnished by Sears to Licensee or which becomes known to Licensee through Licensee's operation of the Licensed Business or Licensee's relationship with Sears is confidential and proprietary to Sears (collectively, the "Confidential Information"). All such Confidential Information shall be held in utmost confidence by Licensee. All Confidential Information, including, but not limited to, information regarding Sears stores, and any other information not specifically designated by Sears for release to the public that may come into the possession of Licensee during the Term of this Agreement shall be delivered to the appropriate

Licensing Manager at Sears upon request by Sears, and Licensee shall not make or retain copies or portions of the Confidential Information.

The terms and content of this Agreement, including but not limited to, exhibits attached hereto, and any other agreements entered into pursuant to this Agreement shall at all times remain confidential and shall not be revealed to any third party by Licensee without the prior written consent of Sears except to the extent (a) permitted by this Agreement, (b) required by law or any court, or (c) made to a court or mediator in connection with a dispute between the parties.

The provisions of this Section X shall survive the expiration or termination of this Agreement.

XI.   RELATIONSHIP OF PARTIES

            Licensee is an independent contractor. Nothing contained in or done pursuant to this Agreement shall be construed as creating a partnership, agency or joint venture;
and neither party shall become bound by any representation, act or omission of the other party.

XII.  DEFENSE AND INDEMNITY

      12.1  Defense.

            Licensee shall defend all allegations asserted in any claim, action, lawsuit or proceeding (even though such allegations may be false, fraudulent or groundless) against Sears, its affiliates and subsidiaries, and/or Sears subsidiaries or affiliates, directors, officers, employees, agents, independent contractors, parents, subsidiaries and affiliates which contains any allegations of liability actually or allegedly resulting from or connected with the operation of the Licensed Business (including, without limitation of the foregoing, goods sold, work done, services rendered, or products utilized in the Licensed Business, lack of repair in or about the area occupied by the Licensed Business, operations of or defect in any machinery, motor vehicles, or equipment used in connection with the Licensed Business, or located in or about the Licensed Business area; or arising out of any actual or alleged infringement of any patent or claim of patent, copyright or non-Sears trademark, service mark, or trade name); or from the omission or commission of any act, lawful or unlawful, by Licensee or its directors, officers, employees, agents or independent contractors, whether or not such act is within the scope of the authority or employment of such persons. Licensee shall use counsel satisfactory to Sears in defense of such allegations. Sears may, at its election, take control of the defense and investigation of any claims, may employ and engage attorneys of its own choice to manage and defend such claims, at Licensee's cost, risk and expense, provided that Sears and its counsel shall proceed with diligence and good faith with respect thereto. The provisions of this Section shall survive the expiration or termination of this Agreement.

      12.2  Indemnity.

            Licensee shall hold harmless and indemnify Sears and Sears directors, officers, employees, agents, independent contractors, parents, subsidiaries and affiliates from and against any and all claims, demands, actions, lawsuits, proceedings, liabilities, losses, costs and expenses (including, without limitation, fees and disbursements of counsel incurred by Sears in any claim, demand, lawsuit, or proceeding between Licensee and Sears or between Sears and any third party or otherwise), actually or allegedly resulting from or connected with the operation of the Licensed Business (including, without limitation of the foregoing, goods sold, work done, services rendered, or products utilized in the Licensed Business, lack of repair in or about the area occupied by the Licensed Business, operation of or defects in any machinery, motor vehicles, or equipment used in connection with the Licensed Business, or located in or about the Licensed Business area; or arising out of any actual or alleged infringement of any patent or claim of patent, copyright or non-Sears trademark, service mark, or trade name); or from the omission or commission of any act, lawful or unlawful, by Licensee or its directors, officers, employees, agents or independent contractors, whether or not such act is within the scope of the authority or employment of such persons. The provisions of this Section shall not apply to the extent any injury or damage is caused solely by Sears negligence. The provisions of this Section shall survive the expiration or termination of the Agreement.

XIII. INSURANCE

      13.1  Types of Insurance.

            Licensee shall, at its sole expense, obtain and maintain during the Term of this Agreement the following policies of insurance from companies having a rating of at least A-VII or better in the current Best's Insurance Reports published by A.M. Best Company and adequate to fully protect Sears as well as Licensee from and against all expenses, claims, actions, liabilities and losses related to the subjects covered by the policies of insurance below:

            (a) Worker's Compensation insurance covering all costs, benefits and liabilities under Workers Compensation and similar laws which may accrue in favor of any person employed by Licensee for all states in which Licensee operates, and Employer's Liability insurance with limits of liability of at least $100,000 per accident or disease and $500,000 aggregate by disease. Such insurance shall contain a waiver of subrogation in favor of Sears. Limits of liability requirements for Employer's Liability may be satisfied by a combination of Employer's Liability and Umbrella Excess Liability policies.

            (b) Commercial General Liability insurance, including but not limited to, premises/operations liability, contractual liability, personal and advertising injury liability, and products and completed operations liability, with limits of at least $1,000,000 for bodily injury and property damage combined. Sears shall be named as an additional insured. Limits of liability requirements may be satisfied by a combination of Commercial General Liability and Umbrella Excess Liability policies.

            (c) Motor Vehicle Liability insurance, for owned, non-owned and hired motor vehicles used in connection with the Licensed Business, with limits of at least $1,000,000 for bodily injury and property damage combined. If only private passenger vehicles are owned or shall be used in conjunction with this Agreement, $500,000 combined single limit of liability is acceptable. If no vehicles are owned or leased by Licensee, the Commercial General Liability insurance shall be extended to provide insurance for non-owned and hired motor vehicles. Limits of liability requirements may be satisfied by a combination of Motor Vehicle Liability and Umbrella Excess Liability policies.

            (d) "All Risk" Property insurance upon all building improvements and supplies on the premises, including those perils generally covered on a "Cause of Loss - Special Form", including fire, extended coverage, windstorm, vandalism, malicious mischief, sprinkler leakage, water damage, accidental collapse, in an amount equal to at least 90% of the full replacement cost, with a coverage extension for increased cost of construction, including a waiver of subrogation in favor of Sears.

            (e) Fidelity insurance with limits of liability of at least $50,000.

      13.2  No Cancellation Without Notice.

            Licensee's policies of insurance shall expressly provide that they shall not be subject to material change or cancellation without at least thirty (30) days' prior written notice to Sears Certificate Management Services, c/o Near North Technology Services, P.O. Box 811310, Chicago, Illinois 60681-1310, or other address of which Licensee is notified.

      13.3  Certificates.

            Licensee shall furnish Sears with certificates of insurance or, at Sears request, copies of policies, prior to execution of this Agreement and upon each policy renewal during the Term of this Agreement. If Licensee does not provide Sears with such certificates of insurance or, in Sears opinion, such policies do not afford adequate protection for Sears, Sears shall so advise Licensee, and if Licensee does not furnish evidence of acceptable coverage within five (5) days, Sears shall have the right to immediately terminate this Agreement upon written notice to Licensee.

     13.4  Expiration/Non-Renewal.

          If Licensee's policies of insurance expire or are canceled during the Term of this Agreement or are materially modified, Licensee shall promptly notify Sears of such expiration, cancellation or material modification. If such policies of insurance are materially modified such that, in Sears opinion, such policies do not afford adequate protection to Sears, Sears shall so advise Licensee. If Licensee does not furnish evidence of acceptable replacement coverage within five (5) days after the expiration or cancellation of coverage or the notification from Sears that modified policies are not sufficient, Sears shall have the right, at its option, to immediately terminate this Agreement upon written notice to Licensee.

Any approval by Sears of any of Licensee's insurance policies shall not relieve Licensee of any responsibility under this Agreement, including liability for claims in excess of described limits.

XIV.  TERMINATION

      14.1  Mutual Right of Termination.

            Either party may terminate this Agreement, or any location, without cause, without penalty, and without liability for any damages as a result of such termination, at any time hereafter by giving the other party at least ninety (90) days' prior written notice. The notice shall specify the termination date.

      14.2  Termination of License by Sears With Notice.

            This Agreement shall terminate effective upon delivery of notice of termination to Licensee if Licensee, or its owner(s): (a) abandons or fails to actively operate the License Business; (b) surrenders or transfers control of the Licensed Business without Sears prior written consent; (c) has made any material misrepresentation or omission in its application to Sears; (d) is convicted of or pleads no contest to a felony, or engages in any conduct that is likely to adversely affect the reputation of Licensee, the Licensed Business or Sears; (e) makes any unauthorized use, duplication or disclosure of the Confidential Information or Customer Information; (f) fails to secure and maintain appropriate insurance coverage as set forth in Section XIII; (g) a petition is filed either by or against Licensee in any bankruptcy or insolvency proceeding, or if any property of Licensee passes into the hands of any receiver, assignee, officer of the law or creditor; (h) materially misuses or makes an unauthorized use of any Sears Mark; or (i) is in default under either of the License Agreements, entered into concurrently herewith by Licensee and Sears, for operation of the Licensed Business in Sears full-line retail stores in the United States and Puerto Rico.

      14.3  Termination of License by Sears Without Further
Notice.

            This Agreement shall terminate without further action by Sears or notice to Licensee if Licensee or its owners(s):

            (a) fails to make payment of any Sears Commissions or any other amounts due Sears, and does not correct such failure within ten (10) days after written notice of such failure is delivered to Licensee; or

            (b) fails to comply with any other provision of this Agreement and does not correct such failure within thirty
(30) days after written notice of such failure to comply is delivered to Licensee.

      14.4  Survivability.

            No termination of this Agreement, by expiration of time or otherwise, shall relieve the parties of obligations arising before expiration or termination or arising upon or after expiration or termination of this Agreement.

XV.   ASSIGNMENT AND SUBLICENSING

      15.1  Assignment by Licensee.

            Notwithstanding any other provision contained in this Agreement, this Agreement is not transferable by Licensee in whole or in part without Sears prior written consent and Licensee shall not sub-license the license granted herein to any person or entity. Any transfer or attempt to transfer by Licensee whether expressly or by operation of law, and without Sears prior written consent, shall, at the option of Sears, without notice, immediately terminate this Agreement. The sale of Licensee's business or any other transaction (including sales of stock) which shifts the rights or liabilities of Licensee to another controlling interest shall be deemed such a prohibited transfer.

      15.2  Assignment by Sears.

            This Agreement is fully transferable by Sears and shall inure to the benefit of any transferee or other legal successor to Sears interest herein.

      15.3  Binding Nature.

            The provisions of this Agreement shall be binding upon Licensee and upon Licensee's successors and assigns and shall be binding upon and inure to the benefit of Sears, its successors and assigns.

XVI.  MISCELLANEOUS

      16.1  Cumulative Remedies.

            The remedies provided in this Agreement are cumulative, and shall not affect in any manner any other remedies that either party may have for any default or breach by the other party. The exercise of any right or remedy shall not constitute a waiver of any other right or remedy under this Agreement or provided by law or equity. No waiver of any such right or remedy shall be implied from failure to enforce any such right or remedy other than that to which the waiver is applicable, and only for that occurrence.

      16.2  Severability.

            If any provision in this Agreement is held to be invalid, illegal or unenforceable by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been included.

      16.3  Governing Law.

            This Agreement shall be interpreted and governed by the internal substantive laws of the State of Illinois, without regard to its conflict of law principles. This Agreement shall not be effective until it has been received and executed by Sears in Hoffman Estates, Illinois. The federal and/or state courts of Illinois shall have personal and subject matter jurisdiction over, and the parties each hereby submit to the venue of such courts with respect to, any dispute arising pursuant to this Agreement, and all objections to such jurisdiction and venue and hereby waived.

      16.4  Entire Agreement.

            This Agreement sets forth the entire agreement and understanding between the parties with respect to the Licensed Business. This Agreement shall not be supplemented, modified or amended except by a written instrument signed by duly authorized representatives of Licensee and Sears, and no person has or shall have the authority to supplement, modify or amend this Agreement in any other manner. This Agreement shall be effective when signed by Sears.

      16.5  Headings.

            The paragraph titles in this Agreement are for the mere convenience of the parties, and shall not be considered in any construction or interpretation of this Agreement.

      16.6  Notices.

            All notices provided for or which may be given in connection with this Agreement shall be in writing and given by personal delivery, certified mail with postage prepaid and return receipt requested or its equivalent, such as private express courier, or by facsimile transmission (with a confirmation copy sent by regular mail). Notices given by Licensee to Sears shall be addressed to:

            SEARS, ROEBUCK AND CO.
            Attention:  Licensing Manager,
            Licensed Businesses,
            Department 725   E3-378B
            3333 Beverly Road
            Hoffman Estates, Illinois  60179

Notices given by Sears to Licensee shall be addressed to:


            CONSUMER PROGRAMS INCORPORATED
            Attention: Senior Vice President of Administration
            1706 Washington Avenue
            St. Louis, Missouri 63103


Notices if so sent by mail shall be deemed to have been given when deposited in the mail or with the private courier. All changes of address must be communicated to the other party in writing.

IN WITNESS WHEREOF, the parties have executed this Agreement or caused this Agreement to be executed on their behalf by duly authorized officers or representatives.



                          SEARS, ROEBUCK AND CO.

                          By:  /s/ Ken E. Hux
                               -------------------------------
                          Its: Vice President and General
                               Manager, Licensed Businesses



                          LICENSEE

                          By:  /s/ Alyn V. Essman
                               -------------------------------
                          Its: Chairman and Chief Executive
                               Officer

EXHIBIT A.   DESIGNATED LOCATIONS
STUDIO
  #         MALL NAME        ADDRESS         CITY       ST  ZIP
-----  ----------------  ---------------- ----------   ---- ---
02K02  LAUREL CENTER     14762 BALT WASH  LAUREL       MD   20707
                                 BLVD
02K10  EASTLAND MALL     SUITE A 23A      TULSA        OK   74134
02K11  LOCKPORT MALL     SPACE 111        LOCKPORT     NY   14095
02K13  SOUTH MALL        ROOM 709         ALLENTOWN    PA   18103
02K27  LAUREL MALL       SPACE 29A        HAZELTON     PA   18201
02K42  CHELTENHAM SQUARE SPACE 360        PHILADELPHIA PA   19150
02K43  YODER PLAZA       SUITE B          NEWPORTNEWS  VA   23602
02K44  HARFORD MALL      SPACE H-15       BEL AIR      MD   21014
02K46  NORTHTOWN MALL    SPACE E7         SPRINGFIELD  MO   65803
02KA1  NORTHWAY S/C      3717 N 16TH ST   ORANGE       TX   77632
02KA2  CARLISLE PLAZA    472 CARLISLE     CARLISLE     PA   17013
         MALL              PLAZA MALL
02KA3  PRINCE GEORGE     SPACE 1444       HYATTSVILLE  MD   20782
         PLAZA
02KB1  VALLEY MALL       SPACE 600        HARRISONBURG VA   22801
02KB5  THE PLAZA         SPACE 868        NEW ORLEANS  LA   70127
02KD4  BRISTOL COMMONS   SPACE J          BRISTOL      CT   06010
02KD7  GANSETT S/C       SPACES 84 & 86   E.PROVIDENCE RI   02916
02KD9  PARKWAY CENTER    1165 MCKINNEY    PITTSBURGH   PA   15220
         MALL
02KE6  IMPERIAL PLAZA    SUITES A4 & A5   PHILADELPHIA PA   19134
         S/C
02KE7  HERNDON CENTER    414 ELDEN STREET HERNDON      VA   22070
02KF1  MEADOWBROOK       SPACE 10         FREEPORT     NY   11520
         COMMONS
02KF3  SUNVET MALL       5801 SUNRISE HWY HOLBROOK     NY   11741
02KF5  RIVERTOWNE        #48              OXON HILL    MD   20745
         COMMONS
02KF6  WHITMAN PLAZA     500 WEST OREGON  PHILADELPHIA PA   19148
                          AVENUE
02KG6  CONCOURSE PLAZA   SUITE 72         BRONX        NY   10451
02KG7  SHERIDAN PLAZA    5121 SHERIDAN ST HOLLYWOOD    FL   33021
02KH2  K-MART SHOPPING   SPACE #3         HAMILTON     NJ   08610
         PLAZA
02KH3  SAWMILL SQUARE    SPACE  E9        LAUREL       MS   39440
         S/C
12428  MAPLE HILLS MALL  5130 W MAIN ST   KALAMAZOO    MI   49009



EXHIBIT A.   DESIGNATED LOCATIONS (continued)


STUDIO
  #         MALL NAME        ADDRESS         CITY       ST  ZIP
-----  ----------------  ---------------- ----------   ---- ---

12433  LAKEHURST MALL    SPACE C2L        WAUKEGAN     IL   60085
12436  EVERGREEN SQUARE  SPACE 15         PEORIA       IL   61614
         S/C
12446  ROGERS PLAZA      28 & MICHAEL     WYOMING      MI   49509
                           STREETS SW
12D47  WESTLAND MALL     SPACE 222        W BURLINGTON IA   52655
12D49  SOUTH COUNTY      SP 80 S.LIND-    ST LOUIS     MO   63129
                           BERGH/I-270
12K04  METRO NORTH MALL  400 NORTHWEST    KANSAS CITY  MO   64155
                           BARRY RD
12K06  WONDERLAND MALL   29655 PLYMOUTH   LIVONIA      MI   48150
                           RD
12K12  SOUTHWYCK MALL    SPACE 825        TOLEDO       OH   43614
12K16  SIERRA VISTA S/C  SPACE C58        CLOVIS       CA   93612
12K24  LAKEWOOD MALL     SPACE 108A       LAKEWOOD CTR WA   98499
         SPACE
12K26  PERU MALL         B 20             PERU         IL   61354
12K29  NORTH COUNTY      10859 W          FERGUSON     MO   63136
         FESTIVAL          FLORISSANT
12K31  QUINCY PLACE      1110 QUINCY AVE  OTTUMWA      IA   52501
          MALL
12K32  LANSING MALL      5768 W SAGINAW   LANSING      MI   48917
                           HWY
12K34  MUSCATINE MALL    SPACE 41         MUSCATINE    IA   52761
12K37  RANDHURST CENTER  SPACE 2037       MT PROSPECT  IL   60056
12K47  HAMILTON          SPACE 1790D      HAMILTON     OH   45011
        CROSSINGS
12K48                    4130 1/2 EAST    BURTON       MI   48509
                           COURT ST
12KA6  COTTONWOOD        AREA Q-INSIDE    GLEN CARBON  IL   62034
         STATION           DELIVERY
12KA7  COUNTY FAIR MALL  1264 E GIBSON RD WOODLAND     CA   95776
                           SP A103
12KA8  CENTERPOINT MALL  1201 THIRD COURT STEVENS      WI   54481
                           SP C 4           POINT
12KA9  PANORAMA MALL     9 PANORAMA MALL  PANORAMA     CA   91402
                           SP54             CITY
12KB3  SOUTH GRAND       SPACE C2         ST LOUIS     MO   63118
         SQUARE
12KB4  THE MEADOWS       SPACE 14         FREEPORT     IL   61032
12KB6  LEMON GROVE       SPACE A17        LEMON GROVE  CA   91945
         PLAZA
12KB8  STATER BROTHERS   SPACE K          BARSTOW      CA   92311
         CTR
12KC1  INLAND EMPIRE     SPACE B & C      FONTANA      CA   92335
         CENTER
12KC4  MOUNTAIN PLAZA    2090 SPACE B     SIMI VALLEY  CA   93065



EXHIBIT A.   DESIGNATED LOCATIONS (continued)


STUDIO
  #         MALL NAME        ADDRESS         CITY       ST  ZIP
-----  ----------------  ---------------- ----------   ---- ---

12KC5  TRI CITY CENTER   825 TRI CITY     REDLANDS     CA   92373
                           CENTER
12KC6  FOOTHILLS PARK    SPACE G7         PHOENIX      AZ   85044
         PLACE
12KC7                    1068 WEST        LANCASTER    CA   93534
                           AVENUE K
12KC8  HIGHLAND RIDGE    3274 HIGHLAND    CINCINNATI   OH   45213
         PLAZA             AVE
12KC9  TUSTIN MARKET     SPACE 2925       TUSTIN       CA   92680
         PLACE
12KD1  HOPS AT PALOS     STORE 241        ROLLING      CA   90274
         VERDES                             HILLS
12KD2  THE GROVE         1300 UNIT#I W    DOWNER'S     IL   60516
                           75TH ST          GROVE
12KD5  SEQUOIA STATION   SPACE D1-106     REDWOOD      CA   94064
         CTR                               CITY
12KD8  SOUTHLAND         3983A 7TH STREET LOUISVILLE   KY   40216
         TERRACE S/C      ROAD
12KE3  CHARLESTON        SPACE C2         LAS VEGAS    NV   89110
         COMMONS
12KE4  GATEWAY PLAZA     SUITE 203        VALLEJO      CA   94591
12KE5  EAST HILLS        SPACE 104        BAKERSFIELD  CA   93306
         PAVILLION
12KE9  MARKET STREET     SPACE 3590       W.VALLEY     UT   84119
         CENTER                             CITY
12KF2  COUNTRYSIDE       SPACE B10        TURLOCK      CA   95380
         PLAZA
12KF4  WEST AURORA       1951 W GALENA    AURORA       IL   60506
         PLAZA             BLVD
12KF8  REGENCY PLAZA     SPACE A7         ST CHARLES   MO   63303
         MALL
12KF9  EVANSTON PLAZA    SPACE 11         EVANSTON     IL   60202
12KG1  MIDVALE S/C       SPACE 113        TUCSON       AZ   85746
12KG2  NORTH VALLEY P/C  SUITE 122        PEORIA       AZ   85382
12KG3  MANCHESTER        13945 MANCHESTER TOWN&COUNTRY MO   63011
                           ROAD
12KG4  SWEETWATER T/C    1536-B SWEET-    NATIONAL     CA   91950
                           WATER ROAD       CITY
12KG5  ATEISCO PLAZA     SPACE G1         ALBUQUERQUE  NM   87105
12KG8  SOMERSET MALL     SPACE 10         SOMERSET     KY   42501
12KG9  EASTLAND CENTER   18000 VERNIER    HARPER WOODS MI   48225
                           ROAD
12KH1  NORTHLAND CENTER  SPACE 792        SOUTHFIELD   MI   48075
12KH4  RICHMOND CENTER   6674 CLAYTON     RICHMOND     MO   63117
                           ROAD             HEIGHTS
12R31  WESTERN HILLS     SPACE 144        CINCINNATI   OH   45211
         PLAZA


                             EXHIBIT B

                AUTHORIZED MERCHANDISE AND/OR SERVICES


The following items, merchandise lines and/or services are authorized for sale by Licensee in the Licensed Business.

1. Portrait photography service and photographs

2. Passport photography service and photographs

3. Portrait-related retail merchandise (e.g., frames, mats, albums, greeting cards)

4. Portrait-related promotional merchandise for customer give-aways

5. Digital images (e.g. Portrait Creations(TM), proof sheets, portrait restoration)

6. Internet archiving services

                             EXHIBIT C

                          SEARS COMMISSION

Licensee shall pay to Sears a commission ("Sears Commission") which shall be a sum equal to seven and one-half percent (7
%) of Net Sales.